Exhibit 10.2

STRICTLY CONFIDENTIAL

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and
240.24b-2

Change Order Form # 13

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius

Name: Mark Tomai

Company:  3M

Date:  12Apr2012

Description of change:

Radius has requested further development of a ready-to-coat formulation for preparation of sMTS supplies with increased stability.

OBJECTIVE

Test stability of new formulations for sMTS-BA058 to target a scalable formulation with a final configuration that provides long-term stability under refrigerated conditions and supports short-term exposure at [*]C.  Prepare associated documentation to support clinical use of the new formulation.

BACKGROUND

A composition and coatability study is described in Change Order 12.  This Change Order describes the work needed to assess the stability of the formulation options developed in Change Order 12, and the effect of container-closure system (CCS) options.

PROCEDURE

1.              A stability study examining the effect of packaging.  The study uses the arrays coated under Change Order 12, and will be started concurrently with Change Order 12 as coated arrays are prepared.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DELIVERABLES

•                  Stability Testing:

•                  [*]°C/ambient

•                  [*], [*], and [*] months for up to [*] formulations

•                  [*], [*], [*], [*], and [*] months for up to [*] formulations

•                  [*]°C/[*]%RH

•                  [*], [*], and [*] months for up to [*] formulations

•                  [*], [*], [*], [*], and [*] months for up to [*] formulations

•                  Formulation Screening Testing:

•                  [*]°C/[*]%RH at [*], [*], and [*] months for up to [*] formulations

•                  Tests to include:

•                  Content and purity at all time points

•                  Moisture and either dissolution or in-vivo release at initial time point and at [*] months, only

•                  Development report on effect of packaging options and final drying process, if any.

•                  Development report supporting performance and characterization of selected formulation.

TIMING

The required effort in hours, duration of the study in months, and expected end dates for the study covered by this work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (months)	End Date
Stability Study	[*]	24	May 2014

Total elapsed time estimated: 2 years

Total hours estimated: [*] hours

Total direct costs: ~ $3,000

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mark Tomai
Signature:	/s/ Nick Harvey	Signature:	/s/ Mark Tomai
Position: CFO		Position: Head of MTS Business Development
Date (dd/mm/yy): 30/04/12		Date (dd/mm/yy): 01/05/12